EXHIBIT 4.1

                      THIRD AMENDMENT AGREEMENT

             This THIRD AMENDMENT AGREEMENT, dated as of October 7, 1998 (the "Agreement"), is among Specialty Retailers, Inc. (the "Borrower"), Stage Stores, Inc. (the "Parent"), the banks named therein (the "Banks") and Credit Suisse First Boston, as Administrative Agent, Collateral Agent, Swingline Bank and L/C Bank
                    (the "Administrative Agent").


                        PRELIMINARY STATEMENT

            WHEREAS, the Borrower, the Parent, the Banks and the Administrative Agent are parties to the Credit Agreement, dated as of June 16, 1997 (the "Credit Agreement");

            WHEREAS, the Borrower has requested the amendment of certain provisions set forth in the Credit Agreement;

            WHEREAS, the Banks have agreed to amend the specific provisions set forth herein under the terms and conditions set forth herein;

            NOW, THEREFORE, the parties hereto hereby agree as follows:

1. SECTION DEFINED TERMS. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2.

3. SECTION AMENDMENTS. The Banks hereby agree to amend the Credit Agreement as follows:

4.

(a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Consolidated EBITDA" in its entirety and replacing it with the following:

(b)

(c) ""Consolidated EBITDA" shall mean, for any period, the sum, without duplication, of (i) Consolidated Net Income for such period PLUS (ii) Consolidated Interest Expense for such period PLUS (iii) amortization of deferred Indebtedness issuance costs and expenses for such period PLUS (iv) federal and state income taxes deducted in calculating Consolidated Net Income for such period, PLUS (v) to the extent deducted in the calculation of Consolidated Net Income for such period, depreciation and amortization expense PLUS (vi) to the extent deducted in the calculation of Consolidated Net Income for such period, any noncash charges related to the issuance by the Parent or any of its Subsidiaries of stock, warrants or options to any employee thereof (or any exercise of any such warrants or options) or any re-valuation of such stock, warrants or options, MINUS to the extent added to the calculation of Consolidated Net Income for such period, any non-
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cash gain related to the issuance by the Parent or any of its Subsidiaries of stock, warrants or options to any employee thereof (or any exercise of any such warrants or options) or any re-valuation of such stock, warrants or options, all determined on a consolidated basis for the Parent and its Subsidiaries in accordance with GAAP."

(d)

(e) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Consolidated Interest Expense" in its entirety and replacing it with the following:

(f)

(g) ""Consolidated Interest Expense" shall mean, for any fiscal period of the Parent, the total interest expense (including, without limitation, interest expense attributable to Capital Leases in accordance with GAAP) of the Parent and its Subsidiaries for such period, MINUS all interest earnings received by the Parent and its Subsidiaries in cash during such period, minus amortization of deferred Indebtedness issuance costs and expenses for such period, in each case determined on a consolidated basis in accordance with GAAP."

(h)

(i) The definition of "Consolidated Net Income" in Section 1.1 of the Credit Agreement is hereby amended by adding the following at the end of clause (e):

(j)
            "and there shall be included all restructuring charges taken by the end of the fourth quarter of fiscal year 1998 of up to $16,000,000 of which no more than $2,500,000 is permitted to be charges which will be settled by the Borrower by making cash payments to any third party ("Cash Closure Charges"), determined on a consolidated basis for the Parent and its Subsidiaries in accordance with GAAP"


(a) The definition of "Excess Cash Flow" in Section 1.1 of the Credit Agreement is hereby amended by (i) inserting the words "plus amortization of deferred Indebtedness issuance costs and expenses for such period" after the words "fiscal period" in clause (iii) of the definition, (ii) inserting the words ", Retained Offering Proceeds" after the words "Retained Equity Proceeds" within the parenthetical of clause (vi) of the definition and (iii) by adding the following at the end of clause (ix):

(b)
            "MINUS (x) Cash Closure Charges of up to $2,500,000 taken by the end of the fourth quarter of fiscal year
            1998"


(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definition in correct alphabetical order:

(b)

(c) ""Permitted Senior Debt" shall mean unsecured Indebtedness of the Borrower if (i) such Indebtedness has no amortization or required sinking fund pay-
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ments and a final maturity no earlier than, and provisions no more onerous or restrictive on the Borrower and no less favorable to the Banks in any respect deemed material by the Required Banks than, those terms and provisions of the Senior Notes, (ii) the interest rate payable in respect of such Indebtedness shall be a market interest rate as of the time of the incurrence thereof and shall not, in case of Indebtedness bearing interest at a floating rate, exceed the rate of interest payable on the Loans and Swingline Loans, (iii) each of the covenants, events of default and other provisions thereof shall be customary for issuances of similar indebtedness by companies in a similar financial condition to the Borrower in accordance with prevailing market conditions in effect at the time of the issuance thereof and in any event shall be no more onerous or restrictive on the Borrower than those contained in the Senior Notes and (iv) the Net Cash Proceeds thereof shall have been applied to the prepayment of the Loans to the extent provided in Section 2.12(b)."

(d)

(e) Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence to the end of the definition of "Retained Equity Proceeds":

(f)

(g) "Notwithstanding the foregoing, only 75% of the first $50,000,000 of Net Cash Proceeds received from New Equity Issuances during the period from September 30, 1998 through January 31, 2000, shall be included in Retained Equity Proceeds."

(h)

(i) Section 1.1 of the Credit Agreement is hereby amended by adding the following definition in the correct alphabetical order:

(j)

(k) ""Retained Offering Proceeds" shall mean at any time the cumulative amount of (i) 30% of the Net Cash Proceeds received by the Borrower from the issuance of Permitted Senior Debt and (ii) 40% of the Net Cash Proceeds received by the Borrower from the issuance of Permitted Subordinated Debt, in each case, to the extent such Net Cash Proceeds are not required to be applied to the prepayment of the Loans and Swingline Loans pursuant to Section 2.12(b) MINUS the amount thereof previously applied to make additional Capital Expenditures pursuant to
Section 6.1(d)."

(l)

(m) Section 2.12(e) of the Credit Agreement is hereby amended by adding the following new sentence at the end thereof:

(n)

(o) "Notwithstanding the foregoing, for the period from October 7, 1998 through January 31, 2000, no prepayment of Expansion Loans under this Section 2.12(e) shall be required for the first $50,000,000 of Net Cash Proceeds received by the Parent or any of its Subsidiaries from Equity Issuances other than Equity Issuances in connection with the exercise of outstanding options, warrants, purchase rights or conversion rights ("New Equity Issuances") during such period. The amount of Net Cash Pro-
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ceeds received from New Equity Issuances in excess of $50,000,000 during this period shall be applied in accordance with the first sentence of this Section 2.12(e)."

(p)

(q) Section 6.1(a)(i) of the Credit Agreement is hereby amended by deleting the grid set forth therein and replacing it with the following:

(r)
                   DATE                                                    RATIO
                ---------                                                  -----
            October 31, 1998 ...................................           5.1:1

            From January 31, 1999 until the
              third anniversary of the Closing Date ............           4.5:1

            From the  third anniversary of the
              Closing Date and thereafter ......................           4.0:1


(a) Section 6.1(b) of the Credit Agreement is hereby amended by deleting the grid set forth therein and replacing it with the following:

(b)
                   DATE                                                   RATIO
                ----------                                                ------
            October 31, 1998 ..................................           2.25:1

            January 31, 1999 ..................................           2.25:1

            April 30, 1999 ....................................           2.25:1

            From July 31, 1999 until the
              third anniversary of the Closing Date ...........           2.5:1

            From the third anniversary of the
              Closing Date and thereafter .....................           3.0:1

(a) Section 6.1(d) of the Credit Agreement is hereby amended by (i) deleting the number "$63,000,000" opposite the year 1999 and replacing it with the number "$50,000,000", (ii) inserting the words "other than in fiscal year 1999" after the words "fiscal year" in the third line of the first proviso and after the words "fiscal year" in the seventh line of the proviso, (iii) inserting the words "and Retained Offering Proceeds" after the words "Retained Equity Proceeds" in clause (b) of the first proviso and (iv) adding at the end thereof the following:

(b)

(c) "During the fiscal year of the Parent ending closest to December 31, 1999, the usage of the maximum dollar amount set forth above is restricted in the fol-
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lowing manner: (i) a maximum of $20,000,000 may be used to finance capital expenditures for maintenance of existing stores and central offices and (ii) a maximum of $5,000,000 in the aggregate may be used to finance capital expenditures for new stores; PROVIDED HOWEVER, that the sum of capital expenditures for (i) and (ii) shall not exceed $12,000,000 in the first fiscal quarter of fiscal year 1999. In addition, if (a) the average outstanding Loans during December, 1998 and January, 1999 is less than $125,000,000 and (b) the Parent has Consolidated EBITDA in excess of $70,000,000 on a combined basis in the third and fourth fiscal quarters of fiscal year 1998, then the Borrower shall be permitted to make additional capital expenditures for new stores during fiscal year 1999 in an amount not to exceed $5,000,000 in the aggregate. Subject to the maximum dollar amount set forth above opposite the year 1999, during fiscal year 1999, the Borrower shall be permitted to apply up to 30% of the Net Cash Proceeds of the issuance of Permitted Senior Debt, 40% of the Net Cash Proceeds of the issuance of Permitted Subordinated Debt and, to the extent permitted under Section 2.12(e), 75% of the Net Cash Proceeds of an Equity Issuance to finance capital expenditures."

(d)

(e) Section 6.2(e) of the Credit Agreement is hereby amended by adding after the words "Permitted Subordinated Debt" the words "or Permitted Senior Debt".

(f)

(g) Except as otherwise specified above, there is no amendment of any other term, condition or provision of the Credit Agreement all of which are hereby ratified and confirmed by the Borrower and the Parent.

(h)

2. SECTION REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. Each Loan Party hereby represents and warrants that after giving effect to the amendments set forth in
Section 2 of this Agreement, (a) the representations and warranties contained in the Credit Agreement and Loan Documents are correct on the effective date of this Agreement, and (b) no Default or Event of Default has occurred or is continuing on the date hereof and on the effective date of this Agreement.

3.

4. SECTION COUNTERPARTS. This Agreement (a) may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, (b) shall be effective only in this specific instance for the specific purpose set forth herein, and
(c) does not allow any other or further departure from the terms of the Credit Agreement or the Loan Documents, which terms shall continue in full force and effect.

5.

6. SECTION CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective as of the date hereof when (a) copies hereof, when taken together, bearing the signatures of each of the Loan Parties and the Required Banks have been received by the Administrative Agent and (b) an amendment fee of 0.25% of the Commit-
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ments of the Banks who have returned executed signature pages of this Agreement to the Administrative Agent by 5:00 p.m. New York City time on Wednesday, October 7, 1998 has been received from the Borrower by the Administrative Agent.

7.

8. SECTION APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first written above.


                              SPECIALTY RETAILERS, INC.


                              By: /S/ MARK HESS
                                    Name: Mark Hess
                                    Title: Treasurer



                              STAGE STORES, INC.


                              By: /S/ MARK HESS
                                    Name: Mark Hess
                                    Title: Treasurer



                              CREDIT SUISSE FIRST BOSTON,
                                 as Administrative Agent, Collateral Agent,
                                 Swingline Bank and L/C Bank


                              By: /S/ CHRIS T. HORGAN
                                    Name: Chris T. Horgan
                                    Title: Vice President

                              By: /S/ GREGORY R. PERRY
                                    Name: Gregory R. Perry
                                    Title: Vice President
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                              BEAR STEARNS INVESTMENT PRODUCTS INC.


                              By: /S/ HARRY ROSENBERG
                                    Name: Harry Rosenberg
                                    Title: Authorized Signatory


                              BANK UNITED


                              By: /S/ PHIL GREEN
                                    Name: Phil Green
                                    Title: Director, Financial Markets



                              BANQUE WORMS CAPITAL CORPORATION


                              By: /S/ F. GARNET
                                    Name: F. Garnet
                                    Title: Senior Vice President



                              By: /S/ C. DEKLERK
                                    Name: C. deKlerk
                                    Title: Vice President
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                              PARIBAS (f/k/a BANQUE PARIBAS HOUSTON AGENCY)


                              By: /S/ CHERYL JOHNSON
                                    Name: Cheryl Johnson
                                    Title: Assistant Vice President

                              By: /S/ ROSINE K. MATTHEWS
                                    Name: Rosine K. Matthews
                                    Title: Vice President



                              BANK AUSTRIA CREDITANSTALT CORPORATION
                              FINANCE, Inc.   F.K.A. Creditanstalt
                              Corporation Finance, Inc.


                              By: /S/ CARL G. DRAKE
                                    Name: Carl G. Drake
                                    Title: Vice President


                              By: /S/ JOHN G. TAYLOR
                                    Name: John G. Taylor
                                    Title: Senior Associate


                              HIBERNIA NATIONAL BANK


                              By: /S/ TROY J. VILLAFARRA
                                    Name: Troy J. Villafarra
                                    Title: Senior Vice president
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                              IMPERIAL BANK, A CALIFORNIA BANKING CORPORATION


                              By: /S/ JAMIE HARNEY
                                    Name: Jamie Harney
                                    Title: Vice President



                              ROYAL BANK OF SCOTLAND


                              By: /S/ DEREK BONNAR
                                    Name: Derek Bonnar
                                    Title: Vice President



                              THE FUJI BANK, LIMITED


                              By: /S/ TEIJI TERAMOTO
                                    Name: Teiji Teramoto
                                    Title: Vice President & Manager



                              UNION BANK OF CALIFORNIA, N.A.


                              By: /S/ RICHARD P. DEGREY
                                    Name: Richard P. Degrey
                                    Title: Vice President

                              FIRST COMMERCIAL BANK


                              By: /S/ VINCENT T. C. CHEN
                                    Name: Vincent T. C. Chen
                                    Title: Senior Vice President And
                                       General Manager